UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011 (May 26, 2011)

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01 Regulation FD Disclosure and 8.01 Other Event.

The Registrant, Walter Investment Management Corp. (the “Company”) announced today that it has sold approximately $85 million of its Class B secured notes (the “Class B Notes”) issued on November 22, 2010 by Mid-State Capital Trust 2010-1, a Delaware statutory trust and subsidiary of Mid-State Capital, LLC, a wholly owned subsidiary of the Company.  The Class B Notes are backed by U.S. residential mortgage loans, building and installment sale contracts, promissory notes, related mortgages and other security agreements. The Class B Notes have an interest rate of 7% per annum, and are expected to mature in December, 2045.

The purpose of the sale of the Class B Notes is to fund the Company’s previously announced acquisition of GTCS Holdings LLC.

The information contained in this Item 7.01 and 8.01 is being furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into a registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: May 26, 2011

By:  /s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary